UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2013, (the “Effective Date”), Five Below, Inc. and its affiliates (the “Company”) and David Johnston (“Mr. Johnston”), the Chief Operating Officer of the Company, entered into a Separation and General Release Agreement (the “Agreement”) that provides for Mr. Johnston’s separation from employment with the Company. Pursuant to the Agreement, Mr. Johnston will cease to be the Chief Operating Officer of the Company and his employment will terminate effective August 31, 2013 (the “Termination Date”). From the Effective Date until the Termination Date, Mr. Johnston will continue to serve the Company with a primary focus on transitioning his duties and responsibilities.

Under the Agreement, the Company will: (1) pay Mr. Johnston cash severance in the form of base salary continuation for a period of 6 months following the Termination Date (the “Severance Period”); and (2) reimburse Mr. Johnston for the cost of COBRA continuation coverage for the duration of the Severance Period (but only to the extent such premium exceeds the amount charged to active employees for the same coverage). These payments and benefits will be (a) subject to Mr. Johnston’s compliance with his obligations under the Agreement and his Restrictive Covenant Agreement (defined below) and (b) reduced by any payments or benefits that Mr. Johnston earns as a result of his performance of services for any person or entity during such time.

Pursuant to the terms of the Agreement and the Non-Qualified Stock Option Agreement, dated May 23, 2012, between the Company and Mr. Johnston, 43,250 of the option shares subject thereto will become vested and exercisable as of the Termination Date. The Agreement also amends the Non-Solicitation, Non-Disclosure, Non-Compete and Proprietary Information Agreement, dated May 16, 2012, between the Company and Mr. Johnston (as amended, the “Restrictive Covenant Agreement”).

The above summary is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated August 6, 2013, by and between David Johnston and Five Below, Inc. and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: August 6, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated August 6, 2013, by and between David Johnston and Five Below, Inc. and its affiliates.